Exhibit 10.4

SEARS HOLDINGS CORPORATION

CASH LONG-TERM INCENTIVE PLAN

(Effective February 12, 2013)

SECTION 1

GENERAL

1.1. General. The Sears Holdings Corporation Cash Long-Term Incentive Plan (“Cash LTI Plan”) is a time-based incentive plan. The Cash LTI Plan is designed to motivate the executive leadership of Sears Holdings Corporation (“Company”) and the participating Subsidiaries. Awards under the Cash LTI Plan are designed to constitute a percentage of a Participant’s overall long-term incentive opportunity. The intent is that, beginning with the 2013 Fiscal Year, a Participant’s long-term incentive opportunity shall be constituted by a Cash LTI Award (as defined in Section 3.1) and a Target Incentive Award as defined under the Sears Holdings Corporation Long-Term Incentive Plan (“LTIP”) with respect to a particular Fiscal Year. The effective date of the Cash LTI Plan document is February 12, 2013, which is the date the Compensation Committee (as defined in Section 8) adopted the Cash LTI Plan (“Effective Date”). For purposes of this document, the Effective Date shall also refer to the effective date of time-based cash long-term incentive approved for future Fiscal Years (as defined in Section 8) by the Compensation Committee under the Cash LTI Plan.

1.2. Operation, Administration, and Definitions. The operation and administration of the Cash LTI Plan, including the Awards made under the Cash LTI Plan, shall be subject to the provisions of Section 6 (relating to operation and administration). Capitalized terms in the Cash LTI Plan shall be defined as set forth in the Cash LTI Plan (including as defined in Section 8).

SECTION 2

PARTICIPATION

2.1. Eligible Employee. Except as provided herein, “Eligible Employee” means as to any Service Period an employee of the Company or a participating Subsidiary who is designated by the Compensation Committee or Senior Corporate Compensation Executive as eligible to participate in a Cash LTI Plan as of such Service Period. The Senior Corporate Compensation Executive shall make eligibility determinations under this Section 2 with respect to all Eligible Employees other than those who are Executives for whom compensation matters are under the purview of the Compensation Committee (as defined in Section 8), and the Compensation Committee shall make eligibility determinations with respect to all Executives. Once designated as eligible to participant, an Eligible Employee shall become a “Participant” in the applicable Cash LTI Plan.

2.2. New Hires and Promotions to Eligible Employee Status. The Compensation Committee or Senior Corporate Compensation Executive, as applicable, may designate as Participants those employees whom the Compensation Committee or Senior Corporate Compensation Executive, as applicable, determines have been newly hired or promoted into the group of Eligible Employees identified in subsection 2.1 above. The Award of any Participant who was hired or promoted after the first day of the Service Period (as described in subsection 3.2) shall be subject to a fraction, the numerator of which is the number of full days remaining in the Service Period beginning with the Participant’s date of hire or promotion, as applicable, and the denominator is the number of full days in the Service Period.

Sears Holdings Corporation

Cash Long-Term Incentive Plan

2.3. Demotions from Eligible Employee Status. If a Participant is demoted below a position of divisional vice president (or equivalent), as of the date of such demotion, the individual will no longer be a Participant, will be deemed to have forfeited any unvested portion of his or her Award, and will receive no Cash LTI Plan distribution under Section 4.

2.4. Other Changes in Status

(a) If a Participant is promoted or transferred after the Effective Date of the Cash LTI Plan for a particular Service Period, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may make a second Cash LTI Award (as defined in subsection 3.1) to such individual and the total amount payable to such individual shall be based on a pro-ration, whereby the Cash LTI Award for the new position will apply to the remainder of the Service Period and the Cash LTI Award for the immediately preceding long-term incentive-eligible position, if applicable, will apply to the portion of the Service Period immediately preceding the effective date of the promotion.

(b) If a Participant is demoted after the Effective Date of the Cash LTI Plan for a particular Service Period, but is still an Eligible Employee, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may make a second Cash LTIP Award to such individual and the total Award for such an individual shall be based on a pro-ration, whereby the Cash LTIP Award for the new position will apply only to the remainder of the Service Period and the Cash LTIP Award for the immediately preceding position will apply only to the portion of the Service Period immediately preceding the effective date of the demotion, and in either case an Award will only be paid if the Participant remains employed through the vesting date (as defined in Section 4.1).

SECTION 3

CASH LTI PLAN AWARDS

3.1. Cash LTI Plan Awards. As of and after the applicable Effective Date, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may award “Cash LTI Plan Awards”, with respect to a Service Period, to each Participant designated by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, in an amount determined by the applicable entity in its sole discretion. The Senior Corporate Compensation Executive shall make the determinations referred to in this Section 3 with respect to all Participants other than those who are Executives for whom compensation matters are under the purview of the Compensation Committee. A Cash LTI Award shall, at the date of grant, consist of a commitment by the Company to distribute, at the time specified in, a designated cash amount, subject to Section 4 below.

3.2. Service Period. The “Service Period” refers to the applicable Fiscal Years (as defined in Section 9) as determined by the Compensation Committee with respect to which an Award may be granted under the Cash LTI Plan. The Compensation Committee shall determine the Fiscal Years that shall constitute the Service Period for each cash long-term incentive established under the Cash LTI Plan; provided that, in the case of an employee who is newly hired or promoted into the group of Eligible Employees after the Effective Date, the Service Period shall be such shorter period as established by the Compensation Committee or Senior Corporate Compensation Executive, if applicable.

Sears Holdings Corporation

Cash Long-Term Incentive Plan

3.3. Additional Requirements. All Cash LTI Awards awarded under the Cash LTIP Plan are subject to the provisions of Sections 4, 5 and 6.

SECTION 4

VESTING AND DISTRIBUTION

4.1. Time of Vesting. Subject to Sections 5 and 6, a Participant shall become vested in his or her Cash LTIP award with respect to a Service period as of the April 1st following the end of the Service Period, provided that the Participant is employed as of such date (the “vesting date”).

4.2. Time and Form of Payment. A Cash LTI Award shall be satisfied by a distribution in a single, lump sum cash payment as soon as administratively feasible after the vesting date, but in case later than the date that is the 15th day of the third month following the last day of the relevant Service Period. Notwithstanding anything herein to the contrary, such distributions shall be made no later than required by Code Section 409A to avoid treatment of the Cash LTI Plan as a deferred compensation plan under Code Section 409A.

SECTION 5

TERMINATION OF EMPLOYMENT

The effect of termination of employment on a Participant’s right to receive a Cash LTI Award depends on the reason for the termination, as described below.

5.1. Termination of Employment.

(a) Voluntary Termination or Involuntary Termination. In the event that a Participant (i) voluntarily terminates employment (for any reason other than due to permanent and total disability, as defined in the Company’s long-term disability program, regardless of whether the Participant is covered by such program) or (ii) is involuntarily terminated for any reason (other than death) prior to the vesting date (as defined in subsection 4.1 above) of his or her Award, such Participant shall forfeit all of his or her Award.

(b) Disability. In the event that, prior to the vesting date (as defined in subsection 4.1 above) of his or her Award, a Participant suffers a permanent and total disability (as defined in the Company’s long term disability program, regardless of whether the Participant is covered by such program) while employed by the Company or a Subsidiary, resulting in termination or retirement, subject to Section 6 below, such individual shall be entitled to receive the Cash LTI Award that would otherwise be payable to the Participant under subsection 3.1 above, pro-rated through the date of termination in accordance with subsection 5.2 below; provided, however, that in no event shall a Participant receive any payment hereunder unless as of his or her date of termination, the Participant had been employed by one or more of the Company or a Subsidiary, for at least twelve (12) months of the Service Period applicable to such individual.

Sears Holdings Corporation

Cash Long-Term Incentive Plan

(c) Death. In the event that a Participant dies while employed by the Company or a Subsidiary and prior to the vesting date for his or her Award, his or her Cash LTI Award shall be pro-rated through the date of death, in accordance with subsection 5.2 below, and, subject to Section 6 below, his or her estate shall be entitled to receive a Cash LTI Award, equal to his or her prorated Award and payable in cash; provided, however, that in no event shall a payment be made with respect to a deceased Participant hereunder unless as of his or her date of death, the Participant had been employed by one or more of the Company or a Subsidiary, for at least twelve (12) months of the Service Period applicable to such individual.

5.2. Pro-rations. Any pro-ration of a Cash LTI Award under this Section 5 shall be based on a fraction, the numerator of which is the number of full months during the Service Period in which the Participant was a Participant in the Cash LTI Plan, and the denominator of which is the full number of months in the Service Period, as adjusted in Section 2, if applicable.

SECTION 6

OPERATION AND ADMINISTRATION

6.1. Compensation Committee and Senior Corporate Compensation Executive. The authority to control and manage the operation and administration of the Cash LTI Plan shall be vested in the Compensation Committee and the Senior Corporate Compensation Executive, as provided herein.

(a) Compensation Committee. Notwithstanding subsection (b) immediately below, the Compensation Committee:

(i) Shall approve the Cash LTI Awards for Participants who are Executives under its purview;

(ii) With respect to Participants who are Executives, shall have the authority and discretion to establish the terms, conditions, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to amend, cancel, or suspend Awards;

(iii) May make additional changes that it deems appropriate for the effective administration of the Cash LTI Plan; and

(iv) Shall be responsible for all other duties and responsibilities allocated to the Compensation Committee under the terms and conditions of the Cash LTI Plan.

(b) Senior Corporate Compensation Executive. Except as provided in subsection (a) immediately above, the Senior Corporate Compensation Executive:

(i) Shall determine the Cash LTI Awards for Participants other than Executives under the purview of the Compensation Committee;

(ii) Notwithstanding subsection (a) above, shall have the authority and discretion to establish the terms, conditions, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to amend, cancel, or suspend Awards;

Sears Holdings Corporation

Cash Long-Term Incentive Plan

(iii) Shall have the authority to control and manage the operation and administration of the Cash LTI Plan with respect to all Participants, subject to the direction of the Compensation Committee with respect to Executives, except as otherwise provided in this Cash LTI Plan;

(iv) Shall be responsible for the day-to-day administration of the Cash LTI Plan except as otherwise provided in this Cash LTI Plan; and

(v) Shall be responsible for all other duties and responsibilities allocated to the Senior Corporate Compensation Executive under the terms and conditions of the Cash LTI Plan.

(c) The Compensation Committee and the Senior Corporate Compensation Executive, as appropriate, shall have the authority and discretion to interpret the Cash LTI Plan, to establish, amend, and rescind any rules and regulations relating to the Cash LTI Plan and to make all other determinations that may be necessary or advisable for the administration of the Cash LTI Plan.

(d) Any determinations by the Compensation Committee or the Senior Corporate Compensation Executive, as applicable, regarding this Cash LTI Plan are binding on the applicable Participants.

6.2. Delegation by Compensation Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange or similar entity, the Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Compensation Committee may revoke any such allocation or delegation at any time.

6.3. Tax Withholding. All distributions under the Cash LTI Plan are subject to withholding of all applicable taxes.

6.4. Settlement of Awards. The obligation to make payments and distributions with respect to Awards shall be satisfied through cash payments. Satisfaction of any such obligations under an Award, which is sometimes referred to as the “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall determine. Each Subsidiary shall be liable for payment of an Award due under the Cash LTI Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for payment of an Award shall be resolved by the Compensation Committee or Senior Corporate Compensation Executive, as applicable.

6.5. Transferability. Except as otherwise provided by the Compensation Committee, Awards under the Cash LTI Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution (including Awards originally determined by the Senior Corporate Compensation Executive).

Sears Holdings Corporation

Cash Long-Term Incentive Plan

6.6. Agreement with Company. Any Award under the Cash LTI Plan shall be subject to such terms and conditions, not inconsistent with the Cash LTI Plan, as the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Compensation Committee. A copy of such document shall be provided to the Participant, and the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may, but need not, require that the Participant sign a copy of such document. Such document is referred to as an “Award Agreement” regardless of whether any Participant signature is required.

6.7. Action by Company or Subsidiary. Any action required or permitted to be taken under the Cash LTI Plan by the Company or any Subsidiary, if any, of the foregoing shall be by resolution of its board of directors, or by action of one or more members of the board of directors of such company (including a committee of the board) who are duly authorized to act for such board with respect to the applicable action, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange or similar entity) by a duly authorized officer of such company.

6.8. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

6.9. Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Cash LTI Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Cash LTI Plan. A Participant shall have only a contractual right to the cash payable under the Cash LTI Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Cash LTI Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Cash LTI Plan does not constitute a contract of employment, and selection as a Participant shall not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Cash LTI Plan, unless such right or claim has specifically accrued under the terms of the Cash LTI Plan. Except as otherwise provided in the Cash LTI Plan, no Award under the Cash LTI Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

6.10. Evidence. Evidence required of anyone under the Cash LTI Plan may be by certificate, affidavit, document or other information, which the person charged with acting on such evidence considers pertinent and reliable, and which has been signed, made or presented by the proper party or parties.

Sears Holdings Corporation

Cash Long-Term Incentive Plan

6.11. Information to be Furnished to the Compensation Committee or Senior Corporate Compensation Executive. The Company and the Subsidiaries shall furnish the Compensation Committee or Senior Corporate Compensation Executive, as applicable, with such data and information as it determines may be required for it to discharge its duties. The records of the Company and the Subsidiaries, as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment, and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Cash LTI Plan must furnish the Compensation Committee or Senior Corporate Compensation Executive, as applicable, such evidence, data or information as such entity considers desirable to carry out the terms of the Cash LTI Plan, subject to any applicable privacy laws.

6.12. Governing Law. The Cash LTI Plan will be governed under the internal laws of the state of Illinois without regard to principles of conflicts of laws. The state and federal courts located in the state of Illinois shall have exclusive jurisdiction in any action, lawsuit or proceeding based on or arising out of the Cash LTI Plan.

6.13. Severability. If any provision(s) of the Cash LTI Plan shall be found invalid, illegal, or unenforceable, in whole or in part, then such provision(s) shall be modified or restricted so as to effectuate as nearly as possible in a valid and enforceable way the provisions hereof, or shall be deemed excised from the Cash LTI Plan, as the case may require, and the Cash LTI Plan shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted or as if such provision(s) had not been originally incorporated herein, as the case may be.

SECTION 7

AMENDMENT AND TERMINATION

The Board or Compensation Committee may, at any time, amend or terminate the Cash LTI Plan, or any Award, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Cash LTI Plan prior to the date such amendment is adopted by the Board or the Compensation Committee, if applicable. No amendment shall be made that would cause the Cash LTI Plan not to comply with the requirements of any applicable law or rule of any applicable securities exchange or similar entity, or cause Participants to experience adverse tax consequences under Code Section 409A. The Cash LTI Plan and any Award thereunder may be amended without Participant consent to the extent that the Compensation Committee determines such amendment necessary to cause the Cash LTI Plan or Award to comply with any applicable law or rule of any applicable securities exchange or similar entity, or to prevent adverse tax consequences under Code Section 409A for Participants.

Sears Holdings Corporation

Cash Long-Term Incentive Plan

SECTION 8

DEFINED TERMS

8.1. Each capitalized term in the Cash LTI Plan is defined where it first appears herein or in this Section 8. In addition to the terms previously defined previously in the Cash LTI Plan, the following definitions shall apply:

(a) Award. The term “Award” or “Awards” means any Cash LTI Award(s).

(b) Board. The term “Board” means the Board of Directors of the Company.

(c) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code (and the regulations issued thereunder).

(d) Compensation Committee. The term “Compensation Committee” refers to the Compensation Committee of the Board of Directors of Sears Holdings Corporation.

(e) Executive. The term “Executive” refers to any employee of the Company or a participating Subsidiary who holds a position of senior vice president or higher of Sears Holdings Corporation (not of any subsidiary or affiliate) or any employee who is an officer under Section 16(b) of the Securities and Exchange Act of 1934 with respect to Sears Holdings Corporation.

(f) Fiscal Year. The capitalized term “Fiscal Year” refers to the fiscal year of the Company.

(g) Senior Corporate Compensation Executive. The term “Senior Corporate Compensation Executive” refers to the Senior Vice President and President, Talent and Human Capital Services (or equivalent), or if he or she has explicitly delegated his or her duties with respect to the Cash LTI Plan, as provided herein, then the Senior Corporate Compensation Executive shall refer to such authorized representative to whom the duties of administering the Cash LTI Plan have been delegated.

(h) Subsidiary. The term “Subsidiary” or “Subsidiaries” refers to any company during any period in which it is a “subsidiary corporation” (as that term is defined in Section 424(f) of the Code) with respect to the Company.

SECTION 9

EXPIRATION OF CASH LTI PLAN

A payment obligation under the Cash LTI Plan with respect to a specific Service Period shall expire, subject to earlier termination pursuant to Section 7, on the date on which all Cash LTI Awards (if any) for the Service Period are paid in full or would have been payable in accordance with the provisions of the Cash LTI Plan with respect to such Service Period.

Sears Holdings Corporation

Cash Long-Term Incentive Plan

IN WITNESS WHEREOF, on February 12, 2013 the Compensation Committee of the Board of Directors of Sears Holdings Corporation approved this CASH LTI PLAN effective as of April 27, 2011, and delegated the authority to the undersigned officer of Sears Holdings Corporation to execute this document this 18th day of February, 2013.

SEARS HOLDINGS CORPORATION

By:	/s/ Dean E. Carter
Dean E. Carter

Title:	Vice President, Talent and Human Capital Services